Exhibit 23.2

                         [LETTERHEAD OF MOORE STEPHENS]



Our Reference: 85/25725

3 April 2000

Flextronics International Limited
2241 Fortune Drive
San Jose
CA 95131
USA

FLEXTRONICS INTERNATIONAL LIMITED
FORM S-8

As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in or made a part of this registration statement.

/s/  Moore Stephens
Moore Stephens